Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2014, relating to the financial statements of DBV Technologies S.A. (the “Company”), appearing in the Prospectus dated October 21, 2014, filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-198870 on Form F-1.

/s/ Deloitte & Associés

Represented by Fabien Brovedani

Neuilly-sur-Seine, France

October 22, 2014